UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2009

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 31, 2009, Eastman Kodak Company (the “Company”) and its subsidiary Kodak Canada Inc. (together, the Borrowers”), together with the Company’s U.S. subsidiaries as guarantors (the “Guarantors”), entered into an Amended and Restated Credit Agreement (the “Restated Credit Agreement”),  with the named lenders  (the “Lenders”) and Citicorp USA, Inc. as agent (the “Agent”), in order to amend and extend  its  revolving credit agreement originally executed on October 18, 2005.

The Restated Credit Agreement provides for an asset-based revolving credit facility of up to $500 million, including up to $250 million of availability for letters of credit.  The $131 million in letters of credit previously issued under the credit agreement will continue under the Restated Credit Agreement.  There are no advances outstanding under the facility.  The revolving credit facility may continue to be used for general corporate purposes, other than prepaying or redeeming the Company’s outstanding 3.375% Senior Convertible Notes due 2033.  The termination date of the facility with respect to the Lenders which agreed to an extension and any future lenders which may join the facility is March 30, 2012, and with respect to the other Lenders continues to be October 18, 2010.

Advances under the Restated Credit Agreement will be available based on the Borrowers’ respective borrowing base from time to time.  The borrowing base is calculated based on designated percentages of eligible accounts receivable, inventory, machinery and equipment and, once mortgages are recorded, certain real property, subject to applicable reserves.  The Company will establish a concentration account with the Agent for its cash management which will be swept to pay down amounts owed to the lenders if the Company is in default or its excess availability under the Restated Credit Agreement falls below $100 million.  The Restated Credit Agreement provides that advances made from time to time will bear interest at applicable margins over the Base Rate, as defined, or the Eurodollar Rate.  The Company pays a quarterly fee to the Lenders based on their unused commitments, which currently ranges from .05% to 1%.

The obligations of the Borrowers are secured by liens on substantially all of their non-real estate assets and by a pledge of 65% of the stock of certain of the Company’s material non-U.S. subsidiaries, pursuant to amended and restated U.S. and Canadian security agreements.  In addition, the Company expects to mortgage certain U.S. real property for inclusion in the borrowing base for advances under the Restated Credit Agreement.  The security agreements also secure up to $100 million of the obligations of the Company and its subsidiaries to various Lenders under treasury management services, hedge or other agreements or arrangements.    The security interests are limited to the extent necessary so that they do not trigger the cross-collateralization requirements under the Company’s indenture with Bank of New York as trustee, dated as of January 1, 1988, as amended by various supplemental indentures.

Under the terms of the Restated Credit Agreement, the Company has agreed to certain affirmative and negative covenants customary in similar asset-based lending facilities, but is no longer subject to quarterly testing for the two financial covenants under its previously existing credit agreement.  In the event the Company’s excess availability under the borrowing base formula under the Restated Credit Agreement falls below $100 million for three consecutive business days, among other things, the Company must maintain a fixed charge coverage ratio of not less than 1.1 to 1.0 until the excess availability is greater than $100 million for 30 consecutive days.  Excess availability currently is higher than $100 million.  The Company is also required to maintain cash and cash equivalents in the U.S. of at least $250 million.  The negative covenants limit, under certain circumstances, among other things, the Company’s ability to incur additional debt or liens, make certain investments, make shareholder distributions or prepay debt, except as permitted under the terms of the Restated Credit Agreement.

The Restated Credit Agreement continues to contain customary events of default, including without limitation, payment defaults (subject to grace and cure periods in certain circumstances), breach of representations and warranties, breach of covenants (subject to grace and cure periods in certain circumstances), bankruptcy events, ERISA events, cross defaults to certain other indebtedness, certain judgment defaults and change of control. If an event of default occurs and is continuing, the Lenders may decline to provide additional advances, impose a default rate of interest, declare all amounts outstanding under the Restated Credit Agreement immediately due and payable, and require cash collateralization or similar arrangements for outstanding letters of credit.

The descriptions above of the Restated Credit Agreement, and the amended and restated U.S. and Canadian security agreements are qualified by the provisions of those agreements, copies of which are filed with this Report.  The schedules and exhibits to the Restated Credit Agreement and the amended and restated U.S. and Canadian security agreements are listed in the relevant agreement but not filed herewith.  The Company will provide any omitted schedules to the Securities and Exchange Commission supplementally on request.  These omitted schedules may modify the representations and warranties of the parties made in the agreements.  The various representations and warranties are made as of the date of the agreements only to the parties to such agreements and should not be relied upon by others.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

 (d)    Exhibits.

(4.8)
Amendment No. 1 to the Credit Agreement (including Exhibit A – Amended  and Restated Credit Agreement), dated as of March 31, 2009, among Eastman Kodak Company, Kodak Graphic Communications Canada Company, and Kodak Canada Inc., the lenders party thereto, and Citicorp USA, Inc. as agent.

(4.9)	Security Agreement, dated October 18, 2005, amended and restated as of March 31, 2009, from the grantors party thereto to Citicorp USA, Inc.

(4.10)	Canadian Security Agreement, dated October 18, 2005, amended and restated as of March 31, 2009, from the grantors party thereto to Citicorp USA, Inc.

 (99.1)     Press release issued by Eastman Kodak Company, April 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By: /s/ Diane E. Wilfong
Chief Accounting Officer and Controller

Date:  April 3, 2009

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(4.8)
Amendment No. 1 to the Credit Agreement (including Exhibit A – Amended  and Restated Credit Agreement), dated as of March 31, 2009, among Eastman Kodak Company, Kodak Graphic Communications Canada Company, and Kodak Canada Inc., the lenders party thereto, and Citicorp USA, Inc. as agent.

(4.9)	Security Agreement, dated October 18, 2005, amended and restated as of March 31, 2009, from the grantors party thereto to Citicorp USA, Inc.

(4.10)	Canadian Security Agreement, dated October 18, 2005, amended and restated as of March 31, 2009, from the grantors party thereto to Citicorp USA, Inc.

 (99.1)     Press release issued by Eastman Kodak Company, April 3, 2009.